Exhibit 99.1

North Atlantic Acquisition Corporation Announces Postponement of

Extraordinary Meeting of Shareholders

NEW YORK – May 17, 2022 – North Atlantic Acquisition Corporation (“NAAC”) (Nasdaq: NAAC) today announced that it postponed NAAC’s extraordinary general meeting of shareholders (the “Extraordinary Meeting”) originally scheduled to be held on May 18, 2022. The Extraordinary Meeting has been postponed until June 1, 2022 at 8:00 a.m. Eastern Time.

The Extraordinary Meeting is being held to vote on the proposals described in NAAC’s definitive proxy statement, filed with the Securities and Exchange Commission (the “SEC”) on April 19, 2022 (the “Definitive Proxy Statement”), relating to its Business Combination. The record date for the determination of shareholders entitled to vote at the Extraordinary Meeting, including all adjournments thereof, remains April 13, 2022. The NAAC Board of Directors continues to recommend that shareholders vote in favor of the proposals.

As of the date hereof, a sufficient number of NAAC’s shareholders have voted to approve the proposed business combination with TeleSign (the “Business Combination”). However, all of the conditions to effect the closing of the Business Combination have not yet been satisfied. The postponement is intended to permit more time to satisfy the closing conditions.

The redemption deadline is postponed to May 27, 2022.

About North Atlantic Acquisition Corporation

NAAC is a blank check company, also commonly referred to as a SPAC, formed for the purpose of effecting a business combination with a company with global ambition, with a primary focus on the consumer, industrials and TMT sectors in Europe or North America, where its Board of Directors has multiple decades of experience.

About TeleSign

TeleSign provides continuous trust to leading global enterprises by connecting, protecting and proactively defending their digital identities. TeleSign verifies over five billion unique phone numbers a month, representing half of the world's mobile users, and provides critical insight into the remaining billions. The company's powerful AI and extensive data science deliver identity with a unique combination of speed, accuracy and global reach. TeleSign solutions prevent fraud, secure communications and enable the digital economy by allowing companies and customers to engage with confidence. Learn more at www.telesign.com and follow us on Twitter at @TeleSign.

****

Important Information and Where to Find It

NAAC filed the definitive proxy statement/prospectus with the U.S. Securities and Exchange Commission (“SEC”) in connection with the proposed Business Combination. The definitive proxy statement/prospectus has been sent to all NAAC shareholders and NAAC and TeleSign will also file other documents regarding the proposed business combination with the SEC. NAAC shareholders and other interested parties are urged to read the definitive proxy statement/prospectus and any other documents filed with the SEC carefully and in their entirety when they become available because they will contain important information about NAAC, TeleSign and the proposed transactions. NAAC shareholders and other interested parties may obtain free copies of the definitive proxy statement/prospectus and other documents filed with the SEC by NAAC through the website maintained by the SEC at http://www.sec.gov or by directing a request to: North Atlantic Acquisition Corporation, c/o McDermott Will & Emery LLP, One Vanderbilt Avenue, New York, New York 10017.

Participants in the Solicitation

NAAC and its directors and executive officers may be considered participants in the solicitation of proxies with respect to the proposed transactions. Information about the directors and executive officers of NAAC is set forth in its definitive proxy statement/prospectus, filed with the SEC on April 19, 2022. Additional information regarding the participants in the definitive proxy statement/prospectus and a description of their direct and indirect interests, by security holdings or otherwise, is included in the definitive proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transactions when they become available. NAAC shareholders and other interested persons should read the definitive proxy statement/prospectus carefully before making any voting decisions. These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

 Forward-Looking Statements

 This communication includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations, NAAC’s ability to enter into definitive agreements or consummate a transaction with TeleSign; NAAC’s ability to obtain the financing necessary consummate the proposed transactions; and the expected timing of completion of the proposed transactions. These statements are based on various assumptions and on the current expectations of NAAC’s and TeleSign’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of NAAC and TeleSign. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the inability of the parties to enter into definitive agreements or successfully or timely consummate the proposed transactions or to satisfy the other conditions to the closing of the proposed transactions, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company; the risk that the approval of the NAAC shareholders for the proposed transactions is not obtained; failure to realize the anticipated benefits of the proposed transactions, including as a result of a delay in consummating the proposed transaction or difficulty in, or costs associated with, integrating the businesses of NAAC and TeleSign; the amount of redemption requests made by the NAAC shareholders; the occurrence of events that may give rise to a right of one or both of NAAC and TeleSign to terminate the Merger Agreement; risks related to the rollout of TeleSign’ business and the timing of expected business milestones; the effects of competition on TeleSign’ business; and those factors discussed in NAAC Holdco Inc.’s registration statement on Form S-4 (Registration Number 333-263723), as amended, initially filed with the SEC on March 18, 2022, under the heading “Risk Factors,” and other documents of NAAC filed, or to be filed, with the SEC. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither NAAC nor TeleSign presently know or that NAAC and TeleSign currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect NAAC’s and TeleSign’ expectations, plans or forecasts of future events and views as of the date of this communication. NAAC and TeleSign anticipate that subsequent events and developments will cause their assessments to change. However, while NAAC and TeleSign may elect to update these forward-looking statements at some point in the future, NAAC and TeleSign specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing NAAC’s or TeleSign’ assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

North Atlantic Acquisition Corporation Media Contact: John West, jwest@belvederepr.com, Tel: +44 (0) 20 3687 2753/ Llew Angus, langus@belvederepr.com / TeleSign Contacts: Kristi Melani, kmelani@telesign.com /Investor Relations Contact: Mark Roberts, mark@blueshirt.com